UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 11, 2024

MOVELLA HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40074	98-1575384
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 110, 3535 Executive Terminal Drive
Henderson, NV                              89052
(Address of Principal Executive Offices)                         (Zip Code)
(725) 238-5682
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.00001 par value per share	MVLA(1)	The Nasdaq Stock Market LLC
Warrants, each warrant exercisable for one share of common stock at an exercise price of $11.50	MVLAW(1)	The Nasdaq Stock Market LLC
(1) On April 1, 2024, Movella Holdings Inc. (“Movella” or the “Company”) filed a Form 25 with the Securities and Exchange Commission (the “SEC”) to voluntarily delist its shares of common stock, par value $0.00001 per share, and warrants, each exercisable for one share of common stock at an exercise price of $11.50 per share (collectively, the “Securities”) from trading on The Nasdaq Stock Market LLC (“Nasdaq”) in connection with its previously announced plan to delist the Company’s Securities from trading on Nasdaq. Effective April 9, 2024, the registrant’s common stock and warrants began trading on the OTC Pink Marketplace under the symbols “MVLA” and "MVLAW", respectively.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously disclosed on December 20, 2023, the Board of Directors (the “Board”) of Movella Holdings Inc. (the “Company”) appointed Eric Salzman as Interim Chief Executive Officer effective January 1, 2024. The Board has subsequently approved the appointment of Mr. Salzman as Chief Executive Officer on a permanent, non-interim basis effective upon the execution of an employment agreement with Mr. Salzman on June 11, 2024. On June 11, 2024, Mr. Salzman entered into a new contract of employment with the Company (the “Employment Agreement”). Under the terms of the Employment Agreement, Mr. Salzman will continue to receive a base salary of $480,000 annually (“Base Salary”) with a target bonus of up to $120,000 for each full year of employment based on achievement of the goals as established by the Board (“Annual Bonus”). In the event Mr. Salzman’s employment is Involuntarily Terminated (as defined in the Employment Agreement) by the Company, subject to his execution of a release, Mr. Salzman will be eligible to receive a lump sum equal to his annual base salary, plus the Annual Bonus.

In addition, as contemplated by the Employment Agreement, the Company will adopt a mutually agreed achievement bonus plan (the "Achievement Bonus Plan") providing for a bonus payment (in an amount to be determined as part of such plan) to Mr. Salzman on the achievement of certain strategic goals as established by the Board.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)Exhibits

Exhibit Number	Description
10.1	Employment Agreement, dated as of June 11, 2024, by and between Movella Holdings Inc. and Eric Salzman.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Movella Holdings Inc.

June 17, 2024

	By:	/s/ Stephen Smith
	Name:	Stephen Smith
	Title:	Chief Financial Officer